UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2010

Avery Dennison Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard, Pasadena, California		91103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-304-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 9, 2010, the Compensation and Executive Personnel Committee ("Committee") of the Board of Directors of Avery Dennison Corporation (the "Company") approved – subject to obtaining the requisite agreement of plan participants – the freezing of benefits under the Avery Dennison Corporation Supplemental Executive Retirement Plan (as amended and restated, the "SERP") based on the participants’ average compensation (as defined in the SERP) as of December 31, 2010, rather than the participants’ final average compensation as of the date of retirement. Benefits under the SERP at the time of retirement will continue to be reduced by (i) any benefits to which the participants are otherwise entitled under the Company’s Pension Plan and Benefit Restoration Plan; (ii) certain Company contributions to the Company’s 401(k) plan; (iii) fixed amounts representative of contributions (plus interest) to the Company’s deferred compensation plans; and (iv) estimated Social Security benefits.

As consideration for, and effective upon, their voluntary agreement to the freezing of contractual SERP benefits, the Committee determined that the SERP’s only active participants – Dean A. Scarborough, Chairman, President & Chief Executive Officer, and Daniel O’Bryant, Executive Vice President, Business Development (formerly Executive Vice President, Finance and Chief Financial Officer) – would be granted an option to purchase shares of the Company’s common stock, the number of which was determined by the Committee by evaluating the present value of the shortfall to each participant projected to be caused by the freezing of the remaining SERP benefits and to provide an additional incentive to create stockholder value. On December 13, 2010, upon his written agreement to the freezing of his contractual SERP benefits, Mr. Scarborough was granted an option to purchase 200,000 shares of the Company’s common stock, the same number of shares as the grant he received in February 2010 as part of the Committee’s annual equity award process. On December 14, 2010, upon his written agreement to the freezing of his contractual SERP benefits, Mr. O’Bryant was granted an option to purchase 16,000 shares of the Company’s common stock. Both options vest ratably over a four-year period.

The Committee determined to freeze participants’ SERP benefits to (i) be consistent with the Company’s previously-disclosed decision to freeze the accrual of benefits under two of its U.S. defined benefit plans for all employees eligible to participate therein, effective December 31, 2010; (ii) reduce the Company’s overall exposure to accounting and cash flow volatility; and (iii) more closely align participants’ compensation with the Company’s performance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
* 10.11.2.1 Letter Agreement dated December 13, 2010 between the Company and Dean A. Scarborough.

* 10.11.4.1 Letter Agreement dated December 14, 2010 between the Company and Daniel R. O’Bryant.

* Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avery Dennison Corporation

December 15, 2010	By:	Susan C. Miller

Name: Susan C. Miller
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.11.2.1	Letter Agreement dated December 13, 2010 between the Company and Dean A. Scarborough.
10.11.4.1	Letter Agreement dated December 14, 2010 between the Company and Daniel R. O’Bryant.